Exhibit 23(j)3 under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

KPMG                                    KPMG LLP                                           Telephone                      617 988 1000
99 High Street                                      Fax                           617 507 8321
Boston, MA  02110-2371                    Internet                           www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Money Market Obligations Trust:

We consent to the use of our report dated September 21, 2009, with respect to the financial statements of the Government Obligations Fund, Government Obligations Tax-Managed Fund, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Management Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, and Treasury Obligations Fund, each a portfolio of Money Market Obligations Trust, as of July 31, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statements of additional information.

Boston, Massachusetts

September 23, 2009